Exhibit 10.23

STOCK OPTION AGREEMENT

AGREEMENT made as of Date of Grant, as set forth on the Notice of Grant of Stock Options and Grant Agreement (the “Notice”) attached hereto, by and between Artesyn Technologies, Inc., a Florida corporation, having its office and principal place of business located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434 (the “Company”) and the person identified in the Notice (the “Optionee”).

WITNESSETH:

WHEREAS, on the Date of Grant the Stock Option Committee of the Company authorized the grant to the Optionee of an option (the “Option”) to purchase the number of shares of the authorized but unissued Common Stock of the Company, $.01 par value (the “Common Stock”) as set forth in the Notice, pursuant to the Company’s 2000 Performance Equity Plan, as amended and restated effective March 8, 2004 (the “Amended 2000 Plan”), conditioned upon the Optionee’s acceptance of the terms and conditions set forth in this Agreement within 60 days after this Agreement is presented to the Optionee for review; and

WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement:

     NOW, THEREFORE, and in consideration of the foregoing and of the terms and conditions herein contained, the parties hereto agree as follows:

1.	Grant of Stock Option. Subject to the terms and conditions of the Amended 2000 Plan, the Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary, the Option to purchase all or any part of an aggregate of the number of shares of Common Stock set forth in the Notice (the “Option Shares”) on the terms and conditions set forth herein.

The Option has been granted to the Optionee under the Amended 2000 Plan. All of the terms, conditions and other provisions of the Amended 2000 Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in the Agreement but not defined herein shall have the same meanings as in the Amended 2000 Plan.

2.	Exercise Price. The Exercise Price of the Option shall be as set forth in the Notice, subject to adjustment as hereinafter provided.

3.	Exercise Period. Except as provided in Section 4 hereof and in this Section 3, the Option is exercisable as set forth in the attached Notice.

     Optionee’s right to exercise the Option is cumulative. Except as may be otherwise provided in Section 4, the Option expires at the close of business on the fifth anniversary of the Date of Grant and may not be exercised at any time unless the Optionee is then an employee of the Company or one of its subsidiaries.

4.	Effect of Termination of Employment.

4.1	General. In the event that the Optionee’s employment is terminated for any reason other than death or permanent and total disability or For Cause by the Company (as hereinafter defined), the Optionee may exercise the Option within three months of the date on which he ceases to be an employee (but not thereafter and in no event after the date on which the Option would otherwise expire) but only if, and to the extent that, the Option was exercisable on the date of termination. The Option, to the extent not exercised within such three-month period shall terminate forthwith.

4.2	Death or Disability. In the event that the Optionee’s employment is terminated by reason of death or permanent and total disability (as determined by the Committee), the Optionee (or his legal representative, as the case may be) may exercise the Option within twelve months of the date on which he ceases to be an employee (but not thereafter and in no event after the date on which the Option would otherwise expire) but only if, and to the extent that, the Option was exercisable on the date of termination. The Option, to the extent not exercised within such twelve-month period shall terminate forthwith.

4.3	For Cause. In the event that the Optionee’s employment is terminated For Cause by the Company, the Option or any unexercised portion thereof shall terminate and be of no further force and effect from the date of termination. As used herein, a “For Cause” termination shall mean, unless otherwise defined in the employment agreement between the Optionee and the Company, the termination of the Optionee’s employment based upon objective factors determined in good faith by either the President of the Company or the Board of Directors of the Company. Notwithstanding the foregoing, the Company has a reasonable basis to terminate the employment of Optionee for cause at the time of such attempted exercise.

5.	Nonqualified Option: Withholding Tax. The Option shall not be deemed an “Incentive Stock Option” under the Internal Revenue Code of 1986, as amended (“the Code”). To the extent required by applicable federal, state, local or foreign law, the Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the exercise of the Option. The Company shall not be required to issue any Option Shares until such obligations are satisfied.

6.	Adjustments. In accordance with the provisions of Article 11 of the Amended 2000 Plan, the Committee shall make adjustments in the number and kind of Option Shares, and the Exercise Price of the Option, as the Committee in its discretion deems appropriate to maintain the Optionee’s rights hereunder.

7.	Method of Exercise.

7.1	Notice to the Company. The Option shall be exercised by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment of the Exercise Price as hereinafter provided for the number of whole Option Shares specified in the notice up to the number then permitted to be exercised.

7.2	Delivery of Option Shares. The Company shall make prompt delivery of the Option Shares upon receipt of good and available funds in payment of the Exercise Price and, if any, withholding taxes, provided that if any law or regulation requires the Company to take any action with respect to the Option Shares specified in such notice before the issuance thereof (and the Company shall use its best efforts to take such action), then the date of delivery of such Option Shares shall be extended for the period necessary to take such action. The Optionee shall not have any of the rights of a shareholder with respect to the Option Shares until such Shares have been issued after the due exercise of the Option.

7.3	Additional Documents. In addition, the Board of Directors of the Company may require, as a condition to the sale of any Option Shares, that the Optionee deliver to the Company such documents, including such appropriate investment representations, as may reasonably be required by counsel for the Company to effectuate compliance with applicable securities laws.

7.4	Payment of Exercise Price. The Exercise Price shall be paid in cash at the time of exercise, subject to the Committee’s discretion to accept such other consideration as it deems appropriate. Cash payment of the Exercise Price shall be made by means of wire transfer, certified or bank check or personal check payable to the Company, or such other method as is acceptable to the Committee.

8.	Nonassignability. The Option hereby granted is nonassignable and may not be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, in any way (whether by operation of law or otherwise) except in the event of the death of Optionee in accordance with the terms of the Amended 2000 Plan and shall not be subject to execution, attachment or similar process. No transfer of the Option by the Optionee by will or laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance of the transferee of the terms and conditions of the Option. Upon any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge or otherwise dispose of the Option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process on the rights conferred hereby, the Option and the rights and privileges conferred hereby shall immediately become null and void.

9.	Company Representations. The Company hereby represents and warrants to the Optionee that:

(i)	the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii)	The Option Shares, when issued and delivered by the Company to the Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

10.	Optionee Representations. The Optionee hereby represents and warrants to the Company that:

(i)	the Optionee is acquiring the Option and will acquire the Option Shares for Optionee’s own account and not with a view towards the distribution thereof;

(ii)	the Optionee must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares may be subject to restrictions on their sale or resale unless certain requirements are met;

(iii)	the Optionee has received copies of the most recent information statement relating to the Amended 2000 Plan, reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last twelve (12) months and all reports issued by the Company to its stockholders.

11.	Regulatory Restrictions on Option Shares. Notwithstanding any other provision of the Amended 2000 Plan, the obligation of the Company to issue Option Shares under the Amended 2000 Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Option Shares pursuant to this Option prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

12.	Miscellaneous.

12.1	Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

12.2	Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

12.3	Entire Agreement. This Agreement, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. The Agreement may not be amended except by a writing executed by the Optionee and the Company.

12.4	Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

12.5	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

12.6	Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12.7	Amendments to the Amended 2000 Plan: Conflicts. No amendment or modification of the Amended 2000 Plan shall be construed as to terminate the Option granted under this Agreement. In the event of a conflict between the provisions of the Amended 2000 Plan and the provisions of this Agreement, the provisions of the Amended 2000 Plan shall in all respects be controlling.

12.8	No Right to Continued Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or affect the right of the Company to terminate his employment or service at any time.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

ARTESYN TECHNOLOGIES, INC.

By:

OPTIONEE: